EXECUTION COPY


    CHASE LINCOLN FIRST
  COMMERCIAL CORPORATION               J.P. MORGAN SECURITIES
      270 Park Avenue                           INC.
    New York, NY 10017                    270 Park Avenue
                                         New York, NY 10017

                                                                    CONFIDENTIAL

                                                                   April 2, 2006

Service Corporation International
1929 Allen Parkway
Houston, Texas 77019
Attention:  Jeffrey E. Curtiss
            Eric D. Tanzberger

                                PROJECT CORONADO
                     $850,000,000 SENIOR BRIDGE FACILITY
                                COMMITMENT LETTER

Ladies and Gentlemen:

           You have advised Chase Lincoln First Commercial Corporation ("CHASE LINCOLN") and J.P. Morgan Securities Inc. ("JPMORGAN" and, together with Chase Lincoln and you, the "Parties") that you intend to consummate the Transactions (such term and each other capitalized term used but not defined herein having the meanings assigned to them in Exhibit A hereto and the Term Sheet referred to below).

           In connection with the Transactions, Chase Lincoln is pleased to advise you of its commitment to provide the entire principal amount of the Facility, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the "TERM SHEET").

           You hereby appoint JPMorgan to act, and JPMorgan hereby agrees to act, as sole lead arranger and sole bookrunner for the Facility on the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheet. You also hereby appoint Chase Lincoln to act, and Chase Lincoln hereby agrees to act, as sole and exclusive administrative agent for the Facility on the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheet. It is understood and agreed that
(a) no additional agents, co-agents, arrangers, co-arrangers, managers or co-managers will be appointed and no other titles will be awarded in connection with the Facility without the approval of Chase Lincoln and JPMorgan and (b) no compensation (other than as expressly contemplated below, by the Term Sheet or the Fee Letter referred to below) will be paid in connection with the Facility unless you and we so agree, PROVIDED that you may appoint one additional bookrunner for the

Facility, up to three additional lead arrangers for the Facility and any number of co-agents or co-managers for the Facility (any such appointees, the "ADDITIONAL BANKS"), in each case reasonably acceptable to JPMorgan and with compensation on the same terms (and on a pro rata basis) provided for JPMorgan and Chase Lincoln herein and in the Fee Letter (PROVIDED that, without the consent of Chase Lincoln and JPMorgan, such Additional Banks shall not collectively commit to provide more than 50% of the Facility). It is further understood and agreed that JPMorgan will have "lead left" placement in all marketing materials and other documentation used in connection with the Facility.

           Chase Lincoln reserves the right, prior to or after the execution of definitive documentation for the Facility (the "FACILITY DOCUMENTATION"), in consultation with you, to syndicate all or a portion of its commitment hereunder to one or more financial institutions that will become parties to such definitive documentation pursuant to a syndication to be managed by JPMorgan in consultation with you (the financial institutions becoming parties to such definitive documentation being collectively referred to as the "LENDERS"); PROVIDED that, notwithstanding Chase Lincoln's right to syndicate the Facility and receive commitments with respect thereto, Chase Lincoln will not be released from its commitment hereunder with respect to any such syndication prior to the Closing Date (other than to any Additional Bank). JPMorgan may decide to commence syndication efforts promptly, and you agree to assist JPMorgan in completing a timely and orderly syndication. Such assistance shall include, but not be limited to, (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and, to the extent practicable, investment banking relationships of the Company, (b) arranging for direct contact during the syndication between your senior management, representatives and advisors (and the use of commercially reasonable efforts to cause the Company to provide direct contact during the syndication between its senior management, representatives and advisors), on the one hand, and the proposed Lenders, on the other hand, (c) your assistance (including the use of commercially reasonable efforts to cause the Company and your and the Company's respective affiliates and advisors to assist) in the preparation of a Confidential Information Memorandum for the Facility and other marketing materials to be used in connection with the syndication and (d) your hosting, with JPMorgan, of one or more meetings of prospective Lenders.

           It is understood and agreed that JPMorgan will, after consultation with you, manage all aspects of the syndication, including selection of Lenders, allocation of fees, determination of when JPMorgan will approach potential Lenders and the time of acceptance of the Lenders' commitments, any naming rights and the final allocations of the commitments among the Lenders. In acting as arranger for the Facility, JPMorgan will have no responsibility other than to arrange the syndication as set forth herein and shall in no event be subject to any fiduciary or other implied duties. To assist JPMorgan in its syndication efforts, you agree promptly to prepare and provide to JPMorgan and Chase Lincoln (and to use commercially reasonable efforts to cause the Company to provide) all information with respect to you and the Company and your and the Company's respective subsidiaries, the Transactions and the other transactions



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

contemplated hereby, as it may reasonably request, including a reasonably detailed business plan and all other financial information and projections (the "PROJECTIONS"), as JPMorgan or Chase Lincoln may reasonably request in connection with the structuring, arrangement and syndication of the Facility. At the request of JPMorgan, you agree to assist (and to use commercially reasonable efforts to cause the Company to assist) in the preparation of a version of the information package and presentation consisting exclusively of information and documentation that is either publicly available or not material with respect to you, the Company, your or the Company's respective affiliates and any of your or the Company's respective securities for purposes of United States Federal and state securities laws (such version, the "PUBLIC-SIDE VERSION"). Prior to distribution of the offering materials to be used in the syndication, including the Public-Side Version, to prospective Lenders, you will execute and deliver to us one letter authorizing the distribution of such offering materials other than the Public-Side Version and a separate letter authorizing the distribution of the Public-Side Version for inclusion in the respective information packages.

           You hereby represent and warrant that (a) to the best of your knowledge, all information other than the Projections (the "INFORMATION") that has been or will be made available to JPMorgan or Chase Lincoln by you or your subsidiaries, or any of your representatives, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements are made and (b) the Projections prepared by you and, to the best of your knowledge, any Projections prepared by the Company, and in each case that have been or will be made available to JPMorgan or Chase Lincoln by you, the Company or your or the Company's respective subsidiaries, or any of your respective representatives, have been and will be prepared in good faith based upon assumptions that are believed by you or the Company, as the case may be, to be reasonable at the time made available to JPMorgan. You agree that if at any time from and including the date hereof until the closing of the Facility, the representations and warranties in this paragraph would be, to the best of your knowledge, incorrect if the Information and Projections were being furnished at such time, then you will promptly supplement the Information and the Projections so that such representations and warranties would be correct under those circumstances, PROVIDED that no such supplement shall cure or otherwise affect, or shall be deemed to cure or otherwise affect, any failure of such representations and warranties to be correct on the date hereof. In arranging the Facility, including the syndication of the Facility, JPMorgan and Chase Lincoln will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

           As consideration for Chase Lincoln's commitment hereunder and JPMorgan's agreement to structure, arrange and syndicate the Facility, you agree to pay to Chase Lincoln the fees as set forth in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith with respect to the Facility (the "FEE LETTER"), as and when payable in accordance with the terms thereof. Except as specifically described in the Fee Letter, once paid, such fees shall not be refundable under any circumstances.



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

           The commitment hereunder and JPMorgan's agreement to perform the services described herein are subject to (a) there not having occurred any event, change, circumstance or effect that would be a Company Material Adverse Effect (as defined in the Merger Agreement), since December 31, 2005, (b) there not having been any, prior to and during the syndication of the Facility (and you agree that, until the earlier of the termination of syndication of the Facility and the first anniversary of the Closing Date there shall not be any) competing issues of debt securities or commercial bank or other credit facilities of you and, after the Closing Date, the Company or any of your or, after the Closing Date, the Company's respective subsidiaries being offered, placed or arranged (other than the Debt Securities and the New Revolving Facility or the Amendment and Restatement), (c) the negotiation, execution and delivery of Facility Documentation consistent with the Term Sheet, (d) Chase Lincoln's having been afforded at least 30 days to syndicate the Facility following the completion of the Confidential Information Memorandum and (e) the other conditions set forth in the Term Sheet and the annexes thereto.

           Notwithstanding anything in this Commitment Letter, the Term Sheet, the Fee Letter, the Facility Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary,
(i) the only representations relating to the Company, its subsidiaries and their businesses the making of which shall be a condition to availability of the Facility on the Closing Date shall be (A) the representations made by the Company in the Merger Agreement that are material to the interests of the Lenders (the accuracy of which will be certified by the Company on the Closing
Date) (the "COMPANY AVAILABILITY REPRESENTATIONS"), but only to the extent that you have the right to terminate your obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement, and (B) the Specified Representations (as defined below), (ii) the only representations relating to you, your subsidiaries and your and their businesses the making of which shall be a condition to availability of the Facility on the Closing Date shall be (A) the representations described on Annex II to Exhibit B to this Commitment Letter, (B) the representations set forth in the sixth paragraph of this Commitment Letter (the representations referred to in the immediately preceding clauses (A) and (B), together with the Company Availability Representations, the "AVAILABILITY REPRESENTATIONS") and (C) the Specified Representations, and (iii) the terms of the Facilities Documentation shall be in a form such that they do not impair availability of the Facility on the Closing Date if the conditions set forth or referred to herein and in the Term Sheet are satisfied. For purposes hereof, "SPECIFIED REPRESENTATIONS" means representations and warranties relating to corporate power and authority, due authorization, execution, delivery, legality, validity, binding effect and enforceability of the Facility Documentation (if applicable), Federal Reserve margin regulations, the Investment Company Act and, if applicable, status as senior debt.

           By executing this Commitment Letter, you agree (a) to indemnify and hold harmless Chase Lincoln, JPMorgan, their affiliates and their respective officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such persons may become subject arising out of or in connection with this Commitment Letter,



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

the Fee Letter, the Term Sheet, the Transactions and the other transactions contemplated hereby, the Facility or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing (including, without limitation, any such claim, litigation, investigation or proceeding brought by or on behalf of you, any of your affiliates or any of your respective officers, directors, employees, advisors, agents and controlling persons), regardless of whether any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any reasonable out-of-pocket and documented legal or other expenses incurred in connection with investigating or defending any of the foregoing, PROVIDED that the foregoing indemnity will not, as to any indemnified party, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final nonappealable judgment of a court to have resulted from the willful misconduct or gross negligence of such indemnified party, and (b) to reimburse Chase Lincoln and JPMorgan from time to time, for all reasonable, documented, out-of-pocket expenses (including but not limited to expenses of Chase Lincoln's or JPMorgan's due diligence investigation, consultants' fees, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel) incurred in connection with the Facility and the preparation of this Commitment Letter, the Term Sheet, the Fee Letter and the definitive documentation for the Facility. Notwithstanding any other provision of this Commitment Letter, no indemnified person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with its activities related to the Facility.

           You acknowledge that Chase Lincoln, JPMorgan and their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. None of Chase Lincoln, JPMorgan or any of their respective affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by Chase Lincoln, JPMorgan or any of their respective affiliates of services for other companies, and none of Chase Lincoln, JPMorgan or any of their respective affiliates will furnish any such information to other companies. You also acknowledge that none of Chase Lincoln, JPMorgan or any of their respective affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, the Company or your or the Company's respective subsidiaries, confidential information obtained by Chase Lincoln, JPMorgan or any of their respective affiliates from other companies.

           This Commitment Letter and the commitment hereunder shall not be assignable by you without the prior written consent of Chase Lincoln and JPMorgan, and any attempted assignment without such consent shall be void. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Chase Lincoln, JPMorgan and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an



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

executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter (including the exhibits hereto) and the Fee Letter are the only agreements that have been entered into among us with respect to the Facility and set forth the entire understanding of the parties with respect thereto. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Chase Lincoln and JPMorgan may perform the duties and activities described hereunder through any of their respective affiliates and the provisions of the second preceding paragraph shall apply with equal force and effect to any of such affiliates so performing any such duties or activities.

           The Parties irrevocably and unconditionally submit to the exclusive jurisdiction of any state or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Transactions or the other transactions contemplated hereby, this Commitment Letter, the Term Sheet or the Fee Letter or the performance of services hereunder or thereunder. The Parties hereby agree that service of any process, summons, notice or document by registered mail addressed to such Party shall be effective service of process for any suit, action or proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum. The Parties agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Party and may be enforced in any other courts to whose jurisdiction such Party is or may be subject, by suit upon judgment. The Parties irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of the Transactions, this Commitment Letter, the Term Sheet or the Fee Letter or the performance of services hereunder or thereunder.

           Chase Lincoln and JPMorgan each hereby notifies you that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "PATRIOT ACT"), it and each of the Lenders may be required to obtain, verify and record information that identifies you, which information may include your name and address and other information that will allow each of the Arrangers and Lenders to identify you in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for Chase Lincoln, JPMorgan and each of the Lenders.

           You agree that you will not disclose, directly or indirectly, this Commitment Letter, the Term Sheet, the Fee Letter, the contents of any of the foregoing or the activities of Chase Lincoln or JPMorgan pursuant hereto or thereto to any person without the prior approval of Chase Lincoln and JPMorgan, except that you may disclose (a) this Commitment Letter, the Term Sheet, the Fee Letter and the contents hereof and thereof (i) to your officers, employees, attorneys, accountants and advisors directly



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

involved in the consideration of this matter on a confidential and need-to-know basis, (ii) as required by applicable law, regulation or compulsory legal process (in which case you agree to inform us promptly thereof) and (iii) with the consent of Chase Lincoln and JPMorgan (which consent shall not be unreasonably withheld or delayed) at the request of any regulatory authority and
(b) this Commitment Letter, the Term Sheet and the contents hereof and thereof (but not the Fee Letter or the contents thereof) (i) to the Company and its officers, directors, employees, attorneys, accountants and advisors, in each case in connection with the Transactions and on a confidential and need-to-know basis, (ii) to the rating agencies, (iii) in any filing in any public record in which it is required by law to be filed and (iv) with the consent of Chase Lincoln and JPMorgan (which consent shall not be unreasonably withheld or delayed) in any filing in any public record in which it is deemed advisable to be filed.

           Please indicate your acceptance of the terms hereof and of the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to Chase Lincoln the enclosed duplicate originals (or facsimiles) of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on April 7, 2006. The commitment hereunder will expire at such time in the event that Chase Lincoln has not received such executed duplicate originals (or facsimiles) in accordance with the immediately preceding sentence. In the event that the initial borrowing under the Facility does not occur on or before the first anniversary of the date of this Commitment Letter, then this Commitment Letter and the commitment hereunder shall automatically terminate unless Chase Lincoln and JPMorgan shall, in their discretion, agree to an extension. The syndication, compensation, reimbursement, indemnification, jurisdiction and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitment hereunder.

               [This space left intentionally blank]


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




           We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

                                    Very truly yours,

                                    CHASE LINCOLN FIRST
                                    COMMERCIAL CORPORATION,

                                    by /s/ John C. Riordan
                                      ____________________________
                                        Name: John C. Riordan
                                        Title: Vice President

                                    J.P. MORGAN SECURITIES INC.,

                                    by /s/ Geoffrey S. Benson
                                      ____________________________
                                        Name: Geoffrey S. Benson
                                        Title: Vice President

Accepted and agreed to as of the date first above written:


SERVICE CORPORATION INTERNATIONAL,

by /s/ Eric D. Tanzberger
  ____________________________
    Name: Eric D. Tanzberger
    Title: Senior Vice President and
           Corporate Controller

CONFIDENTIAL                                                           EXHIBIT A
April 2, 2006



                                PROJECT CORONADO
                     $850,000,000 SENIOR BRIDGE FACILITY
                           TRANSACTIONS DESCRIPTION


          Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit A is attached (the "COMMITMENT LETTER").

          Service   Corporation   International,   a  Texas   corporation   (the
"BORROWER"), intends to acquire all the equity interests of Alderwoods Group, Inc., a Delaware corporation (the "COMPANY").

          In connection with the foregoing, it is intended that:

          (a) Pursuant to an agreement and plan of merger dated as of April 2, 2006 (together with the schedules and exhibits thereto, the "MERGER
AGREEMENT") to be entered into among the Borrower, Coronado Acquisition Corporation, a Delaware corporation and a wholly owned direct subsidiary of the Borrower ("MERGER SUB"), and the Company, Merger Sub will merge (the "MERGER") with and into the Company, with the Company surviving the Merger as a direct, wholly owned subsidiary of the Borrower. In connection with the Merger, the outstanding equity interests in the Company will be converted into the right to receive aggregate cash consideration (the "MERGER CONSIDERATION") in an amount equal to $20.00 per share of common stock of the Company.

          (b) The Borrower will either (i) issue and sell senior notes, senior subordinated notes and/or other debt securities (including convertible debt securities) (the "DEBT SECURITIES") in a public offering or in a Rule 144A or other private placement, and/or borrow term loans under one or more unsecured term loan facilities (the "TERM LOANS"), together providing aggregate proceeds in an amount equal to $850,000,000, or (ii) if and to the extent the Borrower does not issue the Debt Securities and/or borrow Term Loans in such aggregate amount on or prior to the date on which the Merger is consummated (the "CLOSING DATE"), borrow an amount up to $850,000,000, less the sum of (x) the aggregate principal amount of Debt Securities issued, and Term Loans borrowed, pursuant to the immediately preceding clause (i), (y) the aggregate principal amount of the 7.75% Notes not tendered on or prior to the Closing Date pursuant to the Tender Offer referred to below and (z) the aggregate amount of all premiums and other amounts that would have been payable in connection with the repurchase of such 7.75% Notes in the Tender Offer (the amounts in clauses (y) and (z) collectively, the "UNTENDERED AMOUNT"), PLUS any amounts to be used to defease the 7.75% Notes (but in no event greater than $850,000,000) in loans (the "BRIDGE LOANS") from one or more lenders under a new senior unsecured bridge facility (the "FACILITY").

          (c) On the Closing Date the Company shall either (i) complete a tender offer and consent solicitation (the "TENDER OFFER") pursuant to which the Company shall (A) repurchase all 7.75% Senior Notes due 2012 of the Company (the "7.75%

NOTES") validly tendered and not withdrawn in the Tender Offer (such repurchased 7.75% Notes to constitute not less than a majority of the outstanding aggregate principal amount of 7.75% Notes on the Closing Date) and (B) in connection therewith, obtain valid consents from the respective holders thereof to amend the indenture governing the 7.75% Notes to eliminate substantially all restrictive covenants (including the covenant requiring the Company to make a change of control offer for the 7.75% Notes) and certain default provisions contained therein or (ii) irrevocably defease all issued and outstanding 7.75% Notes in accordance with the terms of the indenture governing the 7.75% Notes.

          (d) On the Closing Date the Borrower will repay or prepay any indebtedness outstanding under the Company's Credit Agreement dated as of September 17, 2003, and pay any required fees in connection therewith, and will terminate such agreement.

          (e) On or prior to the Closing Date the Borrower will either (i) enter into a new senior unsecured revolving credit facility providing for available undrawn commitments on the Closing Date of not less than $200,000,000 on terms and conditions reasonably satisfactory to JPMorgan (the "NEW REVOLVING FACILITY") and will repay or prepay any indebtedness outstanding under its Amended and Restated Revolving Credit Agreement dated as of August 11, 2004 (the "EXISTING REVOLVING FACILITY") and terminate such agreement or (ii) amend and restate, or obtain requisite waivers under, the Existing Revolving Facility to provide for undrawn commitments on the Closing Date of not less than
$200,000,000 and otherwise on terms and conditions reasonably satisfactory to JPMorgan in order to permit the Merger and the other transactions contemplated by this Exhibit A to occur (the "AMENDMENT AND RESTATEMENT") and, in each case, pay any required fees in connection therewith.

          (f) Costs and expenses incurred in connection with the foregoing transactions will be paid (the "TRANSACTION COSTS").

          The transactions described above are collectively referred to herein as the "TRANSACTIONS".

CONFIDENTIAL                                                           EXHIBIT B
April 2, 2006

                                PROJECT CORONADO
                      $850,000,000 SENIOR BRIDGE FACILITY
                   SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

      Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit B is attached (the "COMMITMENT LETTER").

INITIAL LOANS:           The Lenders (as defined below) will make loans (the
                         "INITIAL LOANS") to the Borrower (as defined below) on the Closing Date (as defined below) in an aggregate principal amount of up to $850,000,000. Chase Lincoln
                         First Commercial Corporation ("CHASE LINCOLN") and each assignee of any portion of the Initial Loans or of Chase Lincoln's commitment to make the Initial Loans are collectively referred to as the "LENDERS".

BORROWER:                Service Corporation International (the "BORROWER").

GUARANTEES:              The obligations of the Borrower in respect of the
                         Initial Loans will be unconditionally and irrevocably guaranteed (the "GUARANTEES") on a senior basis by each of the Borrower's existing and subsequently acquired or organized owned domestic subsidiaries.

AGENT:                   Chase Lincoln (in such capacity, the "ADMINISTRATIVE
                         AGENT").

ARRANGER:                J.P. Morgan Securities Inc. ("JPMORGAN").

LENDERS: A syndicate of banking and financial institutions arranged by JPMorgan, in consultation with you.

TRANSACTIONS:            As set forth in Exhibit A to the Commitment Letter to
                         which this Exhibit B is attached. Terms used but not defined herein shall have the meanings assigned to such terms in Exhibit A.

USE OF PROCEEDS:         The proceeds of the Initial Loans on the Closing Date
                         will be used solely to (a) pay the Merger Consideration in connection with the Merger, (b) repurchase, repay or defease existing indebtedness of the Company or the Borrower and (c) pay costs and expenses in connection with the Transactions.

FUNDING/AVAILABILITY:    The Lenders will make the Initial Loans

                                                                               2
                         simultaneously with the consummation of the Transactions. The date on which such Initial Loans are made is herein called the "CLOSING DATE".

                         The Initial Loans will be made in a single drawing on the Closing Date in an aggregate principal amount of up to $850,000,000, less the sum of the aggregate principal amount of Debt Securities and Term Loans issued prior to the Closing Date PLUS the Untendered Amount.

MATURITY/EXCHANGE:       All the Initial Loans will mature on the date that is
                         one year following the Closing Date (the "MATURITY
                         DATE"). If any Initial Loan has not been previously repaid in full on or prior to the Maturity Date, the Lender in respect of such Initial Loan thereafter will have the option at any time or from time to time to receive Exchange Notes (the "EXCHANGE NOTES") in exchange for such Initial Loan having the terms set forth in the term sheet attached hereto as Annex I;
                         PROVIDED, HOWEVER, that a Lender may not elect to exchange outstanding Initial Loans for Exchange Notes in an aggregate principal amount of less than $5 million unless (i) such Lender intends at the time of such exchange of Initial Loans promptly to sell the Exchange Notes received in such exchange or (ii) following such exchange such Lender will not hold any Initial Loans; PROVIDED, FURTHER, that the Borrower may defer the first issuance of Exchange Notes until such time as the Borrower has received requests to issue an aggregate of at least $25,000,000 in principal amount of Exchange Notes. If any Lender does not exchange its Initial Loans for Exchange Notes on the Maturity Date, such Lender shall be required to extend the maturity of such Initial Loans to another date selected by such Lender. If, at such extended maturity, such Lender does not exchange its Initial Loans, such Lender shall be required again to extend the maturity of such Initial
                         Loans to another date selected by such Lender (PROVIDED that such Lender shall not be required to extend the maturity of such Initial Loans beyond the tenth anniversary of the Closing Date (the "FINAL MATURITY
                         DATE")), and this sentence shall apply to each extended maturity of such Initial Loans prior to the Final

                                                                               3
                         Maturity Date.

                         The Initial Loans and the Exchange Notes shall be PARI PASSU for all purposes.

INTEREST:                Prior to the Maturity Date, the Initial Loans will
                         accrue interest at a rate per annum equal to three-month Adjusted LIBOR ("ADJUSTED LIBOR") plus a spread (the "SPREAD"). If the Initial Loans are not repaid in whole within six months following the Closing
                         Date, the Spread will increase by 100 basis points at the end of such six-month period and shall increase by an additional 50 basis points at the end of each three-month period thereafter until the Maturity Date.

                         The "Spread" shall initially be determined on the Closing Date and shall equal the greater of (a) 350 basis points and (b) the Treasury Rate (as defined below) on the Closing Date plus 375 basis points, less Adjusted LIBOR on the Closing Date. "TREASURY RATE" means (a) the rate borne by direct obligations of the United States maturing on the tenth anniversary of the Closing Date or (b) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the United States maturing closest to, but straddling, the tenth anniversary of the Closing Date, in each case as published by the Board of Governors of the Federal Reserve System.

                         Notwithstanding the foregoing, (a) the interest rate in effect at any time on or prior to November 30, 2006, shall not exceed 10.00% per annum (the "INITIAL TOTAL CAP"), (b) the interest rate in effect at any time after November 30, 2006, and prior to the Maturity Date shall not exceed 10.50% per annum (the "ADJUSTED TOTAL CAP" and, together with the Initial Total Cap, the "TOTAL CAPS") and (c) the interest rate in effect at any time prior to the Maturity Date shall not be less than 8.50% per annum. In no event shall the interest rate on the Initial Loans exceed the highest lawful rate permitted under applicable law.

                         In the period during which an event of default occurs and is continuing, the Spread and the Total Caps will each increase by 200 basis points.

                                                                               4
                         Following the Maturity Date, all outstanding Initial Loans will accrue interest at the rate provided for the Exchange Notes in Annex I hereto.

                         Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of Initial Loans based on JPMorgan Chase Bank, N.A.'s Prime Rate).

                         Adjusted LIBOR will at all times include statutory reserves.

                         In the event that Adjusted LIBOR cannot be determined, or any Lender is unable to maintain a loan accruing interest at Adjusted LIBOR, the affected Initial Loans will accrue interest until the Maturity Date at the "ALTERNATE BASE RATE", which will be the higher of (a) JPMorgan Chase Bank, N.A.'s Prime Rate and (b) the Federal Funds Effective Rate plus 1/2 of 1%, in each case plus the Spread less 100 basis points.

                         Interest will be payable in arrears (a) for Initial Loans accruing interest at a rate based on Adjusted LIBOR, at the end of each Adjusted LIBOR period following the Closing Date and on the Maturity Date,
                         (b) for Initial Loans accruing interest at the Alternate Base Rate, at the end of each fiscal quarter of the Borrower following the Closing Date and on the Maturity Date and (c) for Initial Loans outstanding after the Maturity Date, at the end of each fiscal quarter of the Borrower following the Maturity Date.

MANDATORY REDEMPTION:    The Borrower will be required to prepay Initial Loans
                         (and, if issued, to redeem Exchange Notes or offer to purchase Fixed Rate Exchange Notes (as defined), to the extent required by the terms of such Exchange Notes or Fixed Rate Exchange Notes) on a PRO RATA basis, at par plus accrued and unpaid interest, from the net cash proceeds from (i) any direct or indirect public offering or private placement of debt securities of the Borrower or any of the Borrower's subsidiaries or any equity securities of the Borrower, (ii) the incurrence of any other indebtedness by the Borrower or any subsidiary of the Borrower (other than borrowings under the New Revolving Facility or the Existing Revolving
                         Facility and certain

                                                                               5
                         permitted indebtedness) and (iii) any future issuance or sale of stock of subsidiaries of the Borrower or sales of assets (subject to customary ordinary course exceptions) by the Borrower or any subsidiary of the Borrower.

                         The Borrower will be required to offer to prepay Initial Loans and purchase Exchange Notes at 101% of par plus accrued and unpaid interest upon the occurrence of a change of control or ownership.

OPTIONAL PREPAYMENT:     The Initial Loans may be prepaid, in whole or in part,
                         at the option of the Borrower, at any time upon three days' prior notice, at par plus accrued and unpaid interest, subject to reimbursement of the Lenders' actual redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period. If the Borrower elects to optionally prepay all or any portion of the Initial
                         Loans, then the Borrower shall be required to optionally redeem on a PRO RATA basis outstanding
                         Exchange Notes, if any, subject, in certain circumstances, to the non-call provisions of any Fixed
                         Rate Exchange Notes, at par plus accrued and unpaid interest.

REPRESENTATIONS AND      Representations and warranties as set forth or
WARRANTIES:              described in the Commitment Letter and in Annex II to
                         this Exhibit B.

CONDITIONS PRECEDENT:    Conditions precedent to the borrowing of the Initial
                         Loans will be limited to those set forth in the Commitment Letter and in Exhibit C to the Commitment
                         Letter and the following: the absence of any default or event of default; accuracy of the Availability
                         Representations and Specified Representations; delivery of customary legal opinions; execution of the Guarantees, which shall be in full force and effect;
                         payment of fees and expenses; delivery of borrowing certificates; delivery of evidence of reasonably satisfactory and customary insurance; receipt of Patriot Act information; and delivery of corporate organization, existence and good standing certificates, officer certificates and secretary certificates.

                         The Facility Documentation shall not contain (a)

                                                                               6
                         any conditions precedent other than the conditions precedent set forth herein, in the Commitment Letter or in Exhibit C to the Commitment Letter, or (b) any representation and warranty, affirmative or negative covenant or event of default that is not set forth in the Commitment Letter or the Exhibits or Annexes thereto, the accuracy, compliance or absence, respectively, of or with which is a condition to the initial borrowing of the Initial Loans.

REFINANCING:             The Borrower will use commercially reasonable efforts
                         to refinance the Initial Loans as promptly as practicable after the Closing Date with Debt Securities and/or Term Loans providing aggregate proceeds in an amount equal to the amount of Bridge Loans then outstanding.

COVENANTS:               Customary for facilities and transactions of this type,
                         including certain financial covenants to be mutually agreed upon by the Borrower and the Lenders and using best efforts to obtain ratings of the Facility by each of Standard & Poor's Ratings Group ("S&P") and Moody's
                         Investor Services, Inc. ("MOODY'S").

                         Following the Maturity Date, all outstanding Initial Loans will include covenants substantially identical to the covenants of the Exchange Notes.

EVENTS OF DEFAULT:       Customary for facilities and transactions of this type.

                         Following the Maturity Date, the events of default relevant to the Initial Loans will be automatically modified to be consistent with the Exchange Notes.

COST AND YIELD
PROTECTION:              Customary for facilities and transactions of this type.

ASSIGNMENT AND           Subject to the consent of the Agent, the Lenders will
PARTICIPATION:           have the absolute and unconditional right to assign
                         Initial Loans and commitments without the consent of the Borrower. The Agent will receive a processing and recordation fee of $3,500, payable by the assignor and/or the assignee, with each assignment. Assignments will be by novation which will release the obligation of the assigning Lender. Chase Lincoln will act as Administrative Agent for all assignees (if any) holding the Initial Loans from time to time.

                                                                               7
                         Notwithstanding the above, prior to 180 days after the Closing Date, (i) any such assignment shall be consummated in consultation with the Borrower and (ii) the consent of the Borrower shall be required with respect to any such assignment if, subsequent thereto, Chase Lincoln and the Additional Banks would collectively hold less than 50.1% of the outstanding Initial Loans. Any such assignments by Chase Lincoln and the Additional Banks shall be made pro rata by Chase Lincoln and the Additional Banks.

                         Subject to the consent of the Agent, Lenders will be permitted to participate their Initial Loans to other financial institutions without restriction, other than customary voting limitations. Participants will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs.

VOTING: Amendments and waivers of the documentation for the Initial Loans and the other definitive credit documentation related thereto will require the approval of Lenders holding more than 50% of the outstanding Initial Loans, except that the consent of each affected Lender will be required for (a) reductions of principal, interest rates, fees or Spread, (b) except as provided under "Maturity/Exchange" above, extensions of the Maturity Date, (c) additional restrictions on the right to exchange Initial Loans for Exchange Notes or any amendment of the rate of such exchange, (d) any amendment to the Exchange Notes that requires (or would, if any Exchange Notes were outstanding, require) the approval of all holders of Exchange Notes, (e) releases of material subsidiary guarantees or (f) modifications of any voting percentages.

EXPENSES AND             All reasonable, documented, out-of-pocket expenses
INDEMNIFICATION:         (including but not limited to expenses incurred in
                         connection with due diligence) of the Lenders, Chase
                         Lincoln and JPMorgan associated with the preparation, execution and delivery, administration, waiver or modification and enforcement of the Facility and the other documentation contemplated hereby and thereby
                         (including the reasonable fees, disbursements and other charges of counsel) are to be paid by the

                         Borrower. In addition, all reasonable, documented, out-of-pocket expenses of the Lenders for enforcement costs and documentary taxes associated with the facility are to be paid by the Borrower.

                         The Borrower will indemnify the Lenders, Chase Lincoln and JPMorgan, and their respective officers, directors, employees, affiliates, agents and controlling persons, and hold them harmless from and against all costs, expenses (including but not limited to reasonable fees and out-of-pocket charges and disbursements of counsel) and liabilities of any such Lender, Chase Lincoln or JPMorgan arising out of or relating to any claim or any litigation or other proceeding (regardless of whether any such Lender, Chase Lincoln or JPMorgan is a party thereto or whether such claim, litigation or other proceeding is brought by the Borrower and its affiliates or a third party) that relate to the proposed transactions, including but not limited to the Transactions or any transactions connected therewith; PROVIDED, HOWEVER, that no such person will be indemnified for costs, expenses or liabilities arising from such person's gross negligence or willful misconduct.

GOVERNING LAW AND FORUM: New York.

COUNSEL FOR CHASE
LINCOLN AND JPMORGAN:    Cravath, Swaine & Moore LLP.

                                                                         ANNEX I
                                                                    to Exhibit B


                                PROJECT CORONADO
                SUMMARY OF PRINCIPAL TERMS AND CONDITIONS
                                OF EXCHANGE NOTES

           Capitalized terms used but not defined herein have the meanings given in the Summary of Principal Terms and Conditions of the $850,000,000 Senior Bridge Facility to which this Annex I is attached.


ISSUER: The Borrower will issue Exchange Notes under an indenture that complies with the Trust Indenture Act (the "INDENTURE"). The Borrower in its capacity as issuer of the Exchange Notes is referred to as the "ISSUER".

GUARANTEES:              Same as Initial Loans.

PRINCIPAL AMOUNT:        The Exchange Notes will be available only in exchange
                         for the Initial Loans. The principal amount of any Exchange Note will equal 100% of the aggregate principal amount of the Initial Loan for which it is exchanged.

MATURITY:                The Exchange Notes will mature on the tenth anniversary
                         of the Closing Date.

INTEREST RATE:           The Exchange Notes will bear interest at a rate equal
                         to the Initial Rate (as defined below) plus the Exchange Spread (as defined below). Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed a rate equal to the Adjusted Total Cap nor be less than 8.50% per annum. In no event shall the interest rate on the Exchange Notes exceed the highest lawful rate permitted under applicable law.

                         "EXCHANGE SPREAD" shall mean 0 basis points during the three-month period commencing on the Maturity Date and shall increase by 50 basis points at the beginning of each subsequent three-month period.

                         "INITIAL RATE" shall be determined on the Maturity Date and shall equal the greatest of (a) the interest rate borne by the Initial Loans on the day immediately preceding the Maturity Date plus 50 basis points, (b) Adjusted LIBOR plus 550 basis points and (c) the Treasury Rate (as defined below) on the Maturity Date plus 575 basis points. "TREASURY RATE" means (a) the rate borne by direct obligations of the United States maturing on the tenth anniversary of the Closing Date and (b) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the United States maturing closest to, but straddling, the tenth anniversary of the Closing Date, in each case as published by the Board of Governors of the Federal Reserve System.

                         In the period during which an event of default occurs and is continuing, the Exchange Spread and the Adjusted Total Cap will each increase by 200 basis points.

                         Interest will be payable in arrears at the end of each fiscal quarter of the Issuer.

MANDATORY REDEMPTION:    The Issuer will be required to redeem the Exchange
                         Notes or, in the case of Fixed Rate Exchange Notes, to offer to purchase such notes (and, if outstanding, repay the Initial Loans) on a PRO RATA basis, at par plus accrued and unpaid interest, from the net cash proceeds from (i) any direct or indirect public offering or private placement of debt securities of the Borrower or any of the Borrower's subsidiaries or any equity securities of the Borrower, (ii) the incurrence of any other indebtedness by the Borrower or any subsidiary of the Borrower (other than borrowings under the New Revolving Facility or the Existing Revolving
                         Facility and certain permitted indebtedness) and (iii) any future issuance or sale of stock of subsidiaries of the Borrower or sales of assets (subject to customary ordinary course exceptions) by the Borrower or any subsidiary of the Borrower.

                         The Borrower will be required to offer to prepay Initial Loans and purchase Exchange Notes at 101% of par plus accrued and unpaid interest upon the occurrence of a change of control or ownership.

OPTIONAL REDEMPTION:     Subject to the following sentence, the Exchange Notes
                         will be redeemable at the option of the Issuer, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date. If any Exchange
                         Note is sold by a Lender to a third party purchaser, such Lender shall have the right to fix the interest rate on such Exchange Note (each such Note, a "FIXED
                         RATE EXCHANGE Note") at (a) a rate not higher than the then applicable rate of interest on such Exchange Note, or (b) upon the representation of such transferring
                         Lender that a higher rate (such higher rate, the "TRANSFER RATE") is necessary in order to permit such Lender to transfer such Exchange Note to a third party and receive consideration equal to the principal amount thereof plus all accrued and unpaid interest to the date of such transfer, the Transfer Rate; PROVIDED, HOWEVER, that such Transfer Rate shall not exceed the Adjusted Total Cap. If such Lender exercises such right, such Fixed Rate Exchange Note will be non-callable until the date that is five years from the Closing Date (subject to customary equity clawback provisions) and will be callable thereafter at par plus accrued interest plus a premium equal to (a) one-half of the coupon in effect on the date of sale of the Exchange Notes or (b) if the Transfer Rate was used, one-half of the Transfer Rate, which premium in either case shall decline ratably on each yearly anniversary of the date that is five years from the Closing Date to zero one year prior to the maturity of the Exchange
                         Notes, PROVIDED, that such call protection shall not apply to any call for redemption issued prior to the sale to such third party purchaser.

                         If the Issuer elects to optionally redeem all or any portion of the Exchange Notes, then the Issuer shall be required to optionally prepay on a PRO RATA basis outstanding Initial Loans, if any, at par plus accrued and unpaid interest.

REGISTRATION RIGHTS:     The Issuer will file within 30 days after the Maturity
                         Date, and will use its best efforts to
                         cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Exchange Notes (a "SHELF REGISTRATION
                         STATEMENT") and/or a registration statement relating to a Registered Exchange Offer (as described below). If a
                         Shelf Registration Statement is filed, the Issuer will keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of Exchange Notes but in no event longer than two years from the Maturity Date. If within 120 days from the Maturity Date, a Shelf Registration Statement for the
                         Exchange Notes has not been declared effective or the Issuer has not effected an exchange offer (a
                         "REGISTERED EXCHANGE OFFER") whereby the Issuer has offered registered notes having terms identical to the Exchange Notes (the "SUBSTITUTE NOTES") in exchange for all outstanding Exchange Notes and Initial Loans (it being understood that a Shelf Registration Statement is required to be made available in respect of Exchange
                         Notes the holders of which could not receive Substitute
                         Notes through the Registered Exchange Offer which, in the opinion of counsel, would be freely saleable by such holders without registration or requirement for delivery of a current prospectus under the Securities
                         Act (other than a prospectus delivery requirement imposed on a broker-dealer who is exchanging Exchange
                         Notes acquired for its own account as a result of a market making or other trading activities)), then the Issuer will pay liquidated damages of $0.192 per week per $1,000 principal amount of Exchange Notes and Initial Loans outstanding to holders of such Exchange
                         Notes and Initial Loans who are unable freely to transfer Exchange Notes from and including the 121st day after the date of the first issuance of Exchange
                         Notes to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange Offer. The
                         Issuer will also pay such liquidated
                         damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf
                         Registration Statement that such Shelf Registration
                         Statement is not available for resales thereunder. In addition, unless and until the Issuer has consummated the Registered Exchange Offer and, if required, caused the Shelf Registration Statement to become effective, the holders of the Exchange Notes will have the right to "piggy-back" the Exchange Notes in the registration of any debt securities (subject to customary scale-back provisions) that are registered by the Issuer (other than on a Form S-4) unless all the Exchange Notes and Initial Loans will be redeemed or repaid from the proceeds of such securities.

EXCHANGE NOTES ESCROWED: The Exchange Notes will be delivered on the Closing
                         Date and held, undated, in escrow by a mutually agreeable fiduciary.

RIGHT TO TRANSFER        The holders of the Exchange Notes shall have the
EXCHANGE NOTES:          absolute and unconditional right to transfer such
                         Exchange Notes in compliance with applicable law to any third parties.

COVENANTS:               Customary for an interim financing of this nature.

EVENTS OF DEFAULT:       Customary for an interim financing of this nature.

GOVERNING LAW AND FORUM: New York.

                                                                        ANNEX II
                                                                    to Exhibit B


                         REPRESENTATIONS AND WARRANTIES

Except as disclosed in the Borrower's SEC filings filed on or prior to the date of the Commitment Letter, or otherwise disclosed to JPMorgan on or prior to the date of the Commitment Letter,

o Organization, good standing and authority of the Borrower and its subsidiaries, subject to Material Adverse Effect qualifier with respect to subsidiaries.

o Power and authority to own properties and assets, qualification to do business, both subject to Material Adverse Effect qualifier.

o No conflicts with, and no liens under, organizational documents, laws, governmental orders or contracts subject to Material Adverse Effect qualifier with respect to laws and contracts.

o Subsidiaries and equity investments -- complete list provided, shares are owned free and clear of liens except for certain permitted encumbrances.

o Financial statements have been provided and present fairly in all material respects the financial condition of the Borrower and its subsidiaries, and their results of operations and were prepared in accordance with GAAP.

o No material undisclosed liabilities, except as previously disclosed or incurred the in ordinary course of business.

o Valid ownership of assets material to the business.

o Payment of taxes, subject to Material Adverse Effect qualifier.

o No undisclosed material litigation and no undisclosed and known environmental issues or labor matters.

o IP necessary to conduct business is validly owned or licensed, subject to Material Adverse Effect qualifier.

o 10b-5 representation on information provided and SEC filings.

o No government consents required in connection with the financing Transactions.

o ERISA compliance, subject to Material Adverse Effect qualifier.

o Compliance with laws generally, subject to Material Adverse Effect qualifier.


"MATERIAL ADVERSE EFFECT" definition -- no material adverse effect on (i) the business, assets, results of operations or financial condition of Borrower and its subsidiaries, taken as a whole, or (ii) the ability of the Borrower and its subsidiaries to perform their respective obligations under the Facility.

CONFIDENTIAL                                                           EXHIBIT C
April 2, 2006

                                PROJECT CORONADO
                      $850,000,000 SENIOR BRIDGE FACILITY
                  SUMMARY OF ADDITIONAL CONDITIONS PRECEDENT


           The initial borrowings under the Facility shall be subject to the following conditions precedent. Capitalized terms used in this Exhibit C shall have the meanings set forth in the other Exhibits attached to the Commitment Letter to which this Exhibit C is attached (the "COMMITMENT LETTER").

      (a) The Transactions shall have been consummated, or simultaneously with the closing of the Facility shall be consummated, in accordance with the Merger Agreement and all other related documentation (without giving effect to any amendments to or waivers of such documents that are materially adverse to the Lenders and not approved by the Lenders).

      (b) The Borrower shall have either (i) entered into the New Revolving Facility and terminated the Existing Revolving Facility or (ii) completed the Amendment and Restatement, and in either case shall have undrawn commitments of at least $200,000,000 thereunder.

      (c) Either (i) all issued and outstanding 7.75% Notes shall have been irrevocably defeased in accordance with the terms of the indenture governing the 7.75% Notes with the proceeds of the Initial Loans or (ii) the Tender Offer shall result in the purchase of at least a majority of the outstanding aggregate principal amount of the 7.75% Notes and, after giving effect to the Transactions and the other transactions contemplated hereby, neither the Borrower nor any of its subsidiaries shall have any outstanding indebtedness (the defeased 7.75% Notes shall be deemed to no longer be outstanding indebtedness) or preferred stock other than (a) the loans under the Facility, (b) the 7.2% notes due 2006, the 6.875% notes due 2007, the 6.5% notes due 2008, the 7.7% notes due 2009, the 7.875% debentures due 2013, the 6.75% notes due 2016 and the 7.0% notes due 2017, in each case of the Borrower and outstanding on the date of the Commitment Letter, (c) the convertible debentures, maturities through 2013, of the Borrower and outstanding on the date of the Commitment Letter, (d) the 7.75% Notes of the Company not repurchased in the Tender Offer and (e) other indebtedness to be mutually agreed upon.

      (d) The Lenders shall have received (a) audited consolidated balance sheets and related statements of operations, shareholders' equity and cash flows of each of the Borrower and the Company for the three most recently completed fiscal years ended at least 75 days before the Closing Date and (b) unaudited consolidated balance sheets and related statements of operations, shareholders' equity and cash flows of each of the Borrower and the Company for (i) each subsequent fiscal quarter ended at least 40 days before the Closing Date (and comparable periods for the prior fiscal year) and (ii) to the extent reasonably available to the Borrower and, in any event, excluding footnotes, each fiscal month after the most recent fiscal period for which financial statements were received by the Lenders as described above and ended at least 30 days before the Closing Date.

      (e) The Borrower shall have used commercially reasonable efforts to deliver to JPMorgan and the Lenders a pro forma consolidated balance sheet of the Borrower as of the date of the most recent consolidated balance sheet delivered pursuant to the preceding paragraph and a pro forma statement of operations for the most recent fiscal year, interim period (if available) and 12-month period ending on the last day of such interim period, in each case adjusted to give effect to the Transactions, the other transactions related thereto and any other transactions that would be required to be given pro forma effect by Regulation S-X promulgated under the Securities Act of 1933, as amended, and such other adjustments as shall be agreed between the Borrower and JPMorgan, together with a certificate of the Borrower to the effect that such pro forma balance sheet fairly presents in all material respects the pro forma financial condition of the Borrower and its subsidiaries in accordance with GAAP.

      (f) JPMorgan and the Lenders shall have received a customary certificate from a financial officer of the Borrower confirming the solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby.

      (g) The consummation of the Transactions and the other transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default or right of termination or acceleration under, any material agreement of the Borrower or any of its subsidiaries after giving effect to the Transactions, other than any such violations, conflicts or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect (as defined in the Merger Agreement).

      (h) The Borrower shall have used commercially reasonable efforts to deliver to the Investment Bank (as defined in the Fee Letter) not later than 45 days prior to the Closing Date, a complete printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum that is suitable for use in a customary high-yield road show relating to the Debt Securities that contains all financial statements (including all audited financial statements, all unaudited financial statements (which shall have been reviewed by the independent accountants for the Borrower or the Company, as applicable, as provided in Statement on Auditing Standards No. 100) and all appropriate pro forma financial statements prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended) and all other data (including selected financial data) that the Securities and Exchange Commission would require in a registered offering of the Debt Securities or that would be necessary for the Investment Bank to receive customary "comfort" (including "negative assurance" comfort) from independent accountants in connection with the offering of the Debt Securities. Upon delivery of such preliminary prospectus, offering memorandum or private placement memorandum, the Borrower shall have caused senior management personnel of the Borrower (and shall have used commercially reasonable efforts to cause senior management personnel of the Company) reasonably satisfactory to the Investment Bank to have participated in a customary road show for the sale of the Debt Securities.

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                                                                               3

      (i) The Borrower shall have used commercially reasonable efforts to obtain ratings of the Debt Securities by S&P and Moody's not less than 30 days prior to the Closing Date.

      (j) The conditions set forth in Section 6.1(b), 6.1(c) and 6.2(d) of the Merger Agreement shall have been satisfied in all material respects.